SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         OCEANEERING INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                               [OCEANEERING LOGO]

                         OCEANEERING INTERNATIONAL, INC.

                     11911 FM 529, HOUSTON, TEXAS 77041-3011

                                                                   July 15, 1999

Dear Shareholder:

    You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Oceaneering International, Inc. The meeting will be held on Friday, August 20, 1999, at 10:00 a.m. local time at the Baker & Botts, L.L.P. Conference Room, One Shell Plaza - Mall Level, 910 Louisiana, Houston, Texas.

    On the following pages you will find the Notice of Annual Meeting of Shareholders and Proxy Statement giving information concerning the matters to be acted upon at the meeting. The Annual Report to Shareholders describing Oceaneering's operations during the fiscal year ended March 31, 1999 is enclosed.

    I hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote. In addition to using the enclosed traditional paper proxy card to vote which you may sign, date and return in the enclosed postage-paid envelope, this year we are offering two new alternate ways to vote your shares, via the Internet or by telephone, by following the instructions included in this package.

    Thank you for your interest in Oceaneering.

                                     Sincerely,

                                     /s/JOHN R. HUFF
                                        John R. Huff
                                        Chairman of the Board and
                                        Chief Executive Officer

                         OCEANEERING INTERNATIONAL, INC.

                     11911 FM 529, HOUSTON, TEXAS 77041-3011

                         -------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 20, 1999

                         -------------------------------

To the Shareholders of Oceaneering International, Inc.:

    The Annual Meeting of Shareholders of Oceaneering International, Inc., a Delaware corporation ("Oceaneering"), will be held on Friday, August 20, 1999 at 10:00 a.m. local time at the Baker & Botts, L.L.P. Conference Room, One Shell Plaza - Mall Level, 910 Louisiana, Houston, Texas, to consider and take action on the following:

    (1) Elect one Class I director as a member of the Board of Directors of Oceaneering to serve until the 2002 Annual Meeting of Shareholders or until a successor has been duly elected and qualified (Proposal 1);

    (2) Adopt the 1999 Incentive Plan (Proposal 2);

    (3) Ratify the appointment of Arthur Andersen LLP as independent auditors of Oceaneering for the fiscal year ending March 31, 2000 (Proposal 3); and

    (4) Transact such other business as may properly come before the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" ALL THREE PROPOSALS.

    The close of business on July 8, 1999 is the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

    The Board welcomes your personal attendance at the meeting. Whether or not you expect to attend the meeting, please submit a proxy form as soon as possible so that your shares can be voted at the meeting. You may submit your proxy form by filling in, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. Please refer to page 1 of the Proxy Statement and the proxy card for instructions for proxy voting by telephone or over the Internet.

                                      By Order of the
                                      Board of Directors,

                                      /s/GEORGE R. HAUBENREICH, JR.
                                         George R. Haubenreich, Jr.
                                         Senior Vice President, General Counsel
                                            and Secretary
July 15, 1999

                             YOUR VOTE IS IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR OVER THE INTERNET IN ACCORDANCE WITH INSTRUCTIONS IN THIS PROXY STATEMENT AND ON YOUR PROXY CARD.

                         OCEANEERING INTERNATIONAL, INC.

                     --------------------------------------

                                 PROXY STATEMENT

                     --------------------------------------

PROXIES AND VOTING AT THE MEETING

    Only shareholders of record at the close of business on July 8, 1999 will be entitled to notice of, and to vote at, the meeting. As of that date, 22,471,329 shares of Oceaneering's Common Stock, $.25 par value per share (the "Common Stock") were outstanding. Each of those outstanding shares is entitled to one vote at the meeting. This Proxy Statement and the accompanying proxy are initially being mailed to these shareholders on or about July 15, 1999. The requirement for a quorum at the meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. There is no provision for cumulative voting.

SOLICITATION OF PROXIES

    The accompanying proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Oceaneering International, Inc., a Delaware corporation ("Oceaneering"), for use at Oceaneering's annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. Oceaneering will pay all costs of soliciting proxies. Solicitation of proxies will be primarily by mail. In addition to solicitation by mail, officers, directors and employees of Oceaneering may solicit proxies in person or by telephone and facsimile transmission, for which such persons will receive no additional consideration. Oceaneering has retained Corporate Investor Communications, Inc. to solicit proxies at a fee estimated at $5,000 plus reasonable expenses. Oceaneering will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners of Common Stock.

    The persons named as proxies were designated by the Board and are officers or directors of Oceaneering. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld), and where a choice has been specified by the shareholder as provided in the proxy, the proxy will be voted in accordance with the specification so made. Proxies submitted without specified choices will be voted FOR PROPOSAL 1 to elect the nominee for director proposed by the Board, FOR PROPOSAL 2 to adopt the 1999 Incentive Plan and FOR PROPOSAL 3 to ratify the appointment of Arthur Andersen LLP as independent auditors of Oceaneering for the fiscal year ending March 31, 2000.

METHODS OF VOTING

o VOTING BY MAIL. You may sign, date and return your proxy cards in the pre-addressed, postage-paid envelope provided. If you return your proxy card without indicating how you want to vote, the designated proxies will vote as recommended by the Board.

o VOTING BY TELEPHONE OR THE INTERNET. If you have stock certificates issued in your own name, you may vote by proxy by using the toll-free number or at the Internet address listed on the proxy card.

    The telephone and Internet voting procedures are designed to verify your vote through the use of a Control Number that is provided on each proxy card. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy card for specific instructions.

    If you hold shares through a brokerage firm, bank or other custodian, you may vote by telephone or the Internet only if the custodian offers that option.

REVOKABILITY OF PROXIES

o REVOKING YOUR VOTING INSTRUCTIONS TO YOUR PROXY HOLDERS. If you have certificates issued in your own name, and you vote by proxy, by mail, the Internet or telephone, you may later revoke your proxy instructions by:

    o   sending a written statement to that effect to the Corporate Secretary at
        P. O. Box 40494, Houston, Texas 72240-0494, the mailing address for the executive offices of Oceaneering;

    o submitting a proxy card with a later date signed as your name appears on the stock account;

    o   voting at a later time by telephone or the Internet; or

    o voting in person at the Annual Meeting (except for shares held through a brokerage firm, bank or other custodian).

    If you have shares held through a brokerage firm, bank or other custodian, and you vote by proxy, you may later revoke your proxy instructions by informing the custodian in accordance with any procedures it sets forth.


                              ELECTION OF DIRECTORS
                                   PROPOSAL 1

    The Certificate of Incorporation of Oceaneering divides the Board into three classes, each consisting as nearly as possible of one-third of the members of the whole Board. The members of each class serve for three years following their election, with one class being elected each year.

    One Class I director is to be elected at the 1999 meeting. In accordance with Oceaneering's Bylaws, the director will be elected by a plurality of the votes cast. Accordingly, abstentions and broker "non-votes" marked on proxy cards will not be counted in the election. The Class I director will serve until the 2002 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. The directors of Classes II and III, consisting of two members each, will continue to serve their terms of office, which will expire at the Annual Meetings of Shareholders to be held in 2000 and 2001, respectively.

    The persons named in the accompanying proxy intend to vote such proxy in favor of the election of the nominee named below, who is currently a director of Oceaneering, unless authority to vote for the director is withheld in the proxy. Although the Board has no reason to believe that the nominee will be unable to serve as a director, if the nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board.

    Set forth below is certain information with respect to the nominee for election as a director of Oceaneering.

NOMINEE - CLASS I DIRECTOR:

                                      NAME AND                                                                   DIRECTOR
                                 BUSINESS EXPERIENCE                                                 AGE          SINCE
                                 -------------------                                                 ---         --------
D. Michael Hughes.......................................................................              60           1970
         Mr. Hughes is owner of Texas Wild Game Cooperative and the Broken Arrow Ranch.
         He has been associated with Oceaneering since its incorporation, serving as Chairman of the Board from 1984 to 1990.

CONTINUING DIRECTORS

    Set forth below is comparable information for those directors whose terms will expire in 2000 and 2001.

2000 - CLASS II DIRECTORS:

                                      NAME AND                                                                   DIRECTOR
                                 BUSINESS EXPERIENCE                                                 AGE          SINCE
                                 -------------------                                                 ---         --------
Charles B. Evans........................................................................              74           1980
         Mr. Evans has been a director of ResTech Inc., an oilfield service firm specializing in custom log data processing, since 1982, having served as Chairman through 1998. He previously served from 1977 to 1979 as
         Executive Vice President of Schlumberger Limited, an international oilfield evaluation and services company, until his retirement in 1979 after 31 years of service.

John R. Huff............................................................................              53           1986
         Mr. Huff has been Chairman of the Board of Directors of Oceaneering since August 1990. He has been a director and Chief Executive Officer of Oceaneering since joining Oceaneering in 1986. Mr. Huff served from
         1980 until 1986 as Chairman and President of Western Oceanic Inc., the
         offshore drilling subsidiary of The Western Company of North America.
         He is also a director of BJ Services Company, Triton Energy Limited and
         Suncor Energy Inc.

2001 - CLASS III DIRECTORS:

                                      NAME AND                                                                   DIRECTOR
                                 BUSINESS EXPERIENCE                                                 AGE          SINCE
                                 -------------------                                                 ---         --------
David S. Hooker.........................................................................              56           1973
         Mr. Hooker has been Chairman of Goshawk Insurance Holdings PLC, a marine insurance group, since January 1996. Previously, he served as Chairman of Bakyrchik Gold PLC, a natural resources company, from 1993 to 1996.
         He was Managing Director of Aberdeen Petroleum PLC, an oil and gas
         exploration and production company, from 1988 to 1993. He is also a director of Shiega Resources Corporation and Aurex AB.

Harris J. Pappas........................................................................              54           1996
         Mr. Pappas joined the Board in November 1996. He has been President and shareholder of Pappas Restaurants, Inc., a privately owned and operated multi-state restaurant group, since 1983. He serves as a trustee of
         Memorial Hermann Hospital in the Texas Medical Center in Houston.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth the number of shares of Common Stock of Oceaneering beneficially owned as of July 8, 1999, by each director and nominee for director, each of the current executive officers named in the Summary Compensation Table in this Proxy Statement and all directors and officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the shares shown.

                                                          NUMBER OF     PERCENT
               NAME                                       SHARES(1)     OF CLASS
               ----                                       ---------     --------
    T. Jay Collins....................................      163,021        *
    Bruce L. Crager...................................       71,691        *
    Charles B. Evans..................................       27,900        *
    George R. Haubenreich, Jr.........................       79,846        *
    David S. Hooker...................................       26,000        *
    John R. Huff......................................      586,383       2.6
    D. Michael Hughes.................................       93,363        *
    Marvin J. Migura..................................       74,950        *
    Harris J. Pappas..................................       12,000        *
    All directors and officers as a group (21 persons)    1,464,823       6.5


*   Less than 1%

(1) Includes the following shares subject to stock options exercisable within 60 days of July 8, 1999: Mr. Collins - 55,000, Mr. Crager - 23,150, Mr. Evans - 26,000, Mr. Haubenreich - 29,350, Mr. Hooker - 26,000, Mr. Huff - 165,000,
    Mr. Hughes - 26,000, Mr. Migura - 39,350, Mr. Pappas - 12,000, and all directors and officers as a group - 496,420. Includes the following shares granted pursuant to restricted stock award agreements with respect to which the recipient has sole voting power and no dispositive power: Mr. Collins - 43,747, Mr. Crager -25,215, Mr. Haubenreich - 19,860, Mr. Huff - 87,815, Mr.
    Migura - 19,150, and all directors and officers as a group - 245,287. Also includes the following shares, which are fully vested, held in trust pursuant to the Oceaneering Retirement Investment Plan (the "Retirement Plan") for which the individual has no voting rights until the shares are withdrawn from the Retirement Plan: Mr. Collins - 10,621, Mr. Crager - 1,421, Mr. Huff - 1,577, Mr. Hughes - 21,057, and all directors and officers as a group - 73,600.

    Listed below are the only persons who to the knowledge of Oceaneering may be deemed to be beneficial owners as of July 8, 1999 of more than 5% of the outstanding shares of Common Stock. This information is based on statements filed with the Securities and Exchange Commission ("SEC").

           NAME AND ADDRESS OF                                                      AMOUNT AND NATURE OF                 PERCENT
            BENEFICIAL OWNER                                                        BENEFICIAL OWNERSHIP               OF CLASS (1)
           -------------------                                                      --------------------               -----------
SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY 10020......................................................               1,809,500 (2)                       8.1
Neuberger Berman, LLC
605 Third Avenue
New York, NY 10158......................................................               1,241,100 (3)                       5.5

Thomson Horstmann & Bryant
Park 80 West Plaza Two
Saddle Brook, NJ 07663..................................................               1,236,200 (4)                       5.5

(1) The percentages are based on the number of issued and outstanding shares of Common Stock at July 8, 1999.

(2) According to a Schedule 13G filed with the SEC and dated February 5, 1999, SG Cowen Securities Corporation had sole voting and dispositive power over 42,000 shares and shared voting and dispositive power over 1,356,300 and 1,767,500 shares, respectively.

(3) According to a Schedule 13G filed with the SEC and dated February 8, 1999, Neuberger Berman, LLC had sole voting power over 645,200 shares and shared voting and dispositive power over 588,400 and 1,241,100 shares, respectively.

(4) According to a Schedule 13G filed with the SEC and dated January 25, 1999, Thomson Horstmann & Bryant had sole voting and dispositive power over 817,300 and 1,236,200 shares, respectively and shared voting power over 26,200 shares.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

    Oceaneering has standing Audit, Compensation and Nominating Committees of the Board of Directors. The Audit Committee, which held two meetings during fiscal year 1999, is comprised of Messrs. Hooker (Chairman), Hughes and Pappas. The functions of the Audit Committee are: (1) to recommend to the full Board the firm of independent auditors to be employed as Oceaneering's independent auditors for the ensuing year; (2) to review with the independent auditors, internal auditors and management the scope and results of annual audits; (3) to consult with the independent auditors periodically with regard to the adequacy of internal controls and related matters; and (4) to review actions by management on recommendations of the independent and internal auditors. To promote independence, the Audit Committee consults separately and jointly with management, as well as the independent and internal auditors.

    The Compensation Committee is comprised of Messrs. Evans (Chairman) and Pappas, both of whom are nonemployee directors and are not former officers of Oceaneering. The Compensation Committee, which held two meetings during fiscal year 1999, establishes and reports to the full Board with respect to compensation plans under which officers and directors are eligible to participate, as well as the salary for the Chief Executive Officer. The Compensation Committee approves salaries for all other executive officers of Oceaneering. The Compensation Committee administers Oceaneering's annual bonus plans, Oceaneering's long-term incentive plans and Oceaneering's supplemental executive retirement plan (the "Supplemental Executive Retirement Plan"), and reviews on a regular basis Oceaneering's overall compensation program. The Compensation Committee also recommends to the full Board a successor to the Chief Executive Officer when a vacancy occurs.

    The Nominating Committee is comprised of Messrs. Hughes (Chairman), Evans and Hooker. The Nominating Committee, which held two meetings during fiscal year 1999, considers and recommends to the full Board nominees to fill Board vacancies and a director to serve as Chairman of the Board. The Nominating Committee receives and evaluates shareholder proposals for nominees to fill Board vacancies and recommends to the Board candidates for membership on the committees of the Board. As to each person whom a shareholder proposes to nominate for election or re-election as a director, the notice of proposal shall include the name, age, business address, residence address, principal occupation or employment, the class and number of shares beneficially owned and any other information relating to such person that is required by law to be disclosed, and include the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected. The name and address of the shareholder making the proposal as they appear on Oceaneering's books and the class and number of shares of Oceaneering which are beneficially owned by such shareholder shall be included in the notice. This information should be sent to the Corporate Secretary, Oceaneering International, Inc., P. O. Box 40494, Houston, Texas 77240-0494.

    During fiscal year 1999, the Board of Directors held a total of four meetings. Each member of the Board attended all Board meetings and meetings of any committee on which he served.

    Oceaneering pays its outside directors a $10,000 annual retainer, $1,000 for each Board meeting attended, $800 for each committee meeting attended (if the meeting is on a day other than the date of a Board meeting) and a consulting fee of $100 per hour up to a maximum of $800 per day for any consulting services. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.

    Nonemployee directors are participants in a 1990 Nonemployee Director Stock Option Plan. Under this plan, as amended, each person who was a nonemployee director of Oceaneering in June 1998 was granted an option to purchase 10,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date the option was granted. All these options granted are now exercisable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Oceaneering's directors and executive officers to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to Oceaneering and representations that no other reports were required, Oceaneering believes that all its directors and executive officers during the fiscal year ended March 31, 1999 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

    The following table sets forth information for the fiscal years shown, with respect to the Chief Executive Officer and each of the other four most highly compensated executive officers of Oceaneering serving as such during the year ended March 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                       -----------------------------------------------------------
                                     ANNUAL COMPENSATION(A)                     AWARDS                            PAYOUTS
                              ------------------------------------     -------------------------         -------------------------
                                                                                                                            ALL
                                                                                      SECURITIES                           OTHER
                                                                       RESTRICTED     UNDERLYING            LTIP           COMPEN-
          NAME AND                                                        STOCK        OPTIONS             PAYOUTS         SATION
     PRINCIPAL POSITION       YEAR     SALARY ($)      BONUS($)(B)       AWARDS          (#)               ($)(D)          ($)(E)
    --------------------      ----     ----------      -----------     ----------     ----------         -----------      --------
John R. Huff                  1999        435,000          235,000          0             40,000          1,150,603        174,000
  Chairman and                1998        420,000          200,000          0             30,000          1,364,504        110,925
  Chief Executive Officer     1997        400,000          240,000         (c)            20,000          1,154,590        127,241
T. Jay Collins                1999        225,000          139,000          0             20,000            214,111         68,750
  President and               1998        210,000          140,000          0             15,000            159,192         54,342
  Chief Operating Officer     1997        195,000          120,000         (c)            10,000            134,701         39,170
Marvin J. Migura              1999        185,000           75,000          0             15,000            107,055         44,400
  Senior Vice President and   1998        177,000           60,000          0              8,000             53,064         37,187
  Chief Financial Officer     1997        175,000           80,000         (c)             6,000             44,900          9,301
Bruce L. Crager (f)           1999        185,000           60,000          0             15,000            168,309         40,700
  Senior Vice President       1998        177,000           50,000          0             10,000            136,450         46,939
George R. Haubenreich, Jr.    1999        185,000           65,000          0             15,000            145,488         44,400
  Sr. Vice President, General 1998        177,000           60,000          0              8,000            136,450         14,992
  Counsel and Secretary       1997        175,000           90,000         (c)             6,000            115,458         37,636

(a) Excludes the value of perquisites and other personal benefits for each of the named executive officers because the aggregate amounts thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any named executive officer.

(b) In fiscal years 1999, 1998 and 1997, Messrs. Huff, Collins, Migura and Haubenreich elected to receive all or part of their bonus awards in restricted stock. Mr. Crager made the same election in fiscal year 1999. The bonus amounts stated for fiscal years 1999, 1998 and 1997 include the following restricted stock grants valued on the basis of the closing market prices of $16.5625, $17.937 and $14.625 per share on the date of award: Mr. Huff - 14,188, 11,148 and 16,400 shares, Mr. Collins - 8,392, 7,804 and
    8,204 shares, Mr. Migura - 2,400, 1,200 and 4,000 shares, Mr. Haubenreich -1,200, 3,344 and 6,152 shares, and in fiscal year 1999, Mr. Crager - 3,620 shares. Twenty-five percent of these restricted stock awards vested in June of the calendar year awarded, with the remainder vesting over three years from the vesting date, conditional upon continued employment. At the time of each vesting, a tax assistance payment is made to the award recipients which must be reimbursed to Oceaneering if the vested stock related thereto is sold within three years after the vesting date.

(c) At March 31, 1999, the number and value of the long-term incentive restricted stock holdings which have not vested (based on the closing market price on that date of $15.125 per share) under restricted stock awards were as follows: Mr. Huff - 97,500 shares, $1,474,687; Mr. Collins - 40,250 shares, $608,781; Mr. Migura - 21,000 shares, $317,625; Mr. Crager - 29,000 shares, $438,625; and Mr. Haubenreich - 20,750 shares, $313,843. Dividends, if any, are paid on the restricted shares. The value of such stock for which restrictions were lifted in fiscal years 1999, 1998 and 1997 is reported in the LTIP payouts column in the table.

(d) Amounts represent the aggregate value of long-term incentive restricted stock for which restrictions were lifted and the associated tax assistance payment.

(e) In fiscal years 1998 and 1997 the amounts represent Oceaneering contributions under a nonqualified executive retirement plan, which terminated in fiscal year 1998. In fiscal year 1999, the amounts represent amounts accrued for each executive under a successor and nonqualified Supplemental Executive Retirement Plan which are subject to vesting over a three year period.

(f) Mr. Crager has been employed by Oceaneering during each of the last three years but was not appointed an executive officer until fiscal year 1998.

EXECUTIVE EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS

    Oceaneering has entered into an employment agreement with no expiration date with John R. Huff, which provides that, in the event of his termination from Oceaneering for any reason except voluntary resignation or cause, he will receive compensation equivalent to one year's salary, inclusive of any amounts payable under a Senior Executive Severance Plan (the "Severance Plan"). The employment agreement also provides that Oceaneering will provide medical coverage to Mr. Huff, his spouse and children during his employment with Oceaneering and, under circumstances, thereafter for life.

           Under the Severance Plan adopted by the Board of Directors in January 1983, and as amended in March 1989, in the event of a change in control of Oceaneering (as defined in the Severance Plan) followed by termination of employment within one year thereafter for any reason other than termination as a consequence of death, disability or retirement, voluntary termination prior to three months after a change of control, or termination for cause due to commission of a felony related to employment with Oceaneering, certain key executives, as determined by the Board of Directors, will receive a payment equal to 50% of one year's base salary, including bonuses, and all fringe benefits for six months after termination of employment. In such an event, stock options and other benefits of the executive will become immediately vested, and the executive may elect to either exercise his outstanding stock options or surrender them and be compensated for the difference between the exercise price and any higher fair market value of the outstanding stock options. The executive will also receive 25% of the amount of the difference between the exercise price and any higher fair market value of all stock options exercised or surrendered by the executive during the three-year period ending with the date of the executive's termination of employment. The executive officers listed in the Summary Compensation Table are participants in the Severance Plan.

           In March 1989, Oceaneering also entered into an amended Supplemental Senior Executive Severance Agreement ("Supplemental Agreement") with Mr. Huff, which provides that, in the event of a change in control of Oceaneering (as defined in the Supplemental Agreement) and termination of his employment for any reason (other than voluntary resignation for nonpermissible reasons or termination for cause due to commission of a felony related to employment with Oceaneering), or reduction in the scope of his position or total annual compensation, or if he is requested to relocate,

Mr. Huff may either elect to receive the benefits under the Severance Plan, as described above, or the benefits under the Supplemental Agreement. If he elects to receive the Supplemental Agreement benefits, Mr. Huff will receive a payment equal to three years' base salary, including bonuses, and all fringe benefits for six months after termination of employment, and his stock options and other benefits will become immediately vested. Mr. Huff may elect either to surrender his outstanding stock options and receive an amount equal to twice the amount of the difference between the exercise price and any higher fair market value of the outstanding stock options, or to exercise such stock options and receive the amount of the difference. He will also receive 100% of the amount of the difference between the exercise price and the fair market value of all stock options exercised or surrendered by him during the three-year period ending with the date of his termination of employment.

LONG-TERM INCENTIVE PLANS AND RETIREMENT PLANS

    Under Oceaneering's 1990 and 1996 Long-Term Incentive Plans, the Compensation Committee may grant options, stock appreciation rights, stock and cash awards to employees and other persons (excluding nonemployee directors) having an important business relationship with Oceaneering.

    Oceaneering has in effect a Retirement Plan and a Supplemental Executive Retirement Plan. All employees of Oceaneering and its United States subsidiaries who meet the eligibility requirements may participate in the Retirement Plan. Certain key management employees and executives of Oceaneering and its subsidiaries, as approved by the Compensation Committee, are eligible to participate in the Supplemental Executive Retirement Plan, which was implemented in fiscal year 1998.

    Under the Retirement Plan, each participant directs Oceaneering to defer between 1% and 16% of the participant's base pay and contribute the deferred compensation to the Retirement Plan, with such contributions being invested in shares of Common Stock, mutual funds and guaranteed investments. A participant's deferred compensation contributed to the plan is fully vested. Oceaneering's contributions to this plan become vested to the participant in percentage increments over a six-year period, commencing with the participant's date of employment, provided that the participant remains employed by Oceaneering. Oceaneering is currently contributing an amount equal to the deferred compensation of each participant who has elected to invest in Common Stock up to the first 6% of the participant's base pay and 50% of the deferred compensation of each participant who has elected to invest in the other investments up to the first 6% of the participant's base pay. During fiscal year 1999, none of the executive officers listed in the Summary Compensation Table made contributions to the Retirement Plan.

    As of each July 1, Oceaneering may establish an amount to be accrued pursuant to the Supplemental Executive Retirement Plan for the following 12-month period ("Plan Year") as it determines in its discretion and the amounts accrued may be different for each participant. No separate fund is maintained for the Supplemental Executive Retirement Plan. Amounts accrued pursuant to the Supplemental Executive Retirement Plan are adjusted for earnings and losses as if they were invested in one or more investment vehicles selected by the participant from those designated as alternatives by the Compensation Committee. The account balances vest in one-third increments on the close of the first, second and third years of continuous employment beginning with and including July 1 of the Plan Year with respect to which they are accrued. The account balances vest in any event upon ten years of continuous employment after becoming a participant, the date that the sum of the participants' attained age and years of participation equal 65, termination of employment by reason of death or disability or within two years of a change of control, or termination of the plan. A participant's interest in the plan is generally distributable upon termination of employment.

    The following table provides information concerning grants of stock options made to the named executive officers during the fiscal year ended March 31, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                              VALUE AT
                                                                                        ASSUMED ANNUAL RATES
                                                                                              OF STOCK
                                                                                       PRICE APPRECIATION FOR
                                             INDIVIDUAL GRANTS (A)                        OPTION TERM (B)
                        -------------------------------------------------------------  ----------------------
                        NUMBER OF        % OF TOTAL
                        SECURITIES         OPTIONS
                        UNDERLYING       GRANTED TO         EXERCISE
                         OPTIONS        EMPLOYEES IN          PRICE       EXPIRATION      5%           10%
NAME                   GRANTED (#)       FISCAL YEAR         ($/SH)         DATE         ($)           ($)
----                   -----------       -----------        --------      -----------  -------       -------
John R. Huff                40,000          9.0              10.22          8/20/03    112,944       658,376
T. Jay Collins              20,000          4.5              10.22          8/20/03     56,472       329,188
Marvin J. Migura            15,000          3.4              10.22          8/20/03     42,352       246,892
Bruce L. Crager             15,000          3.4              10.22          8/20/03     42,352       246,892
George R. Haubenreich, Jr.  15,000          3.4              10.22          8/20/03     42,352       246,892

(a) Stock options have exercise prices equal to the fair market value of a share of Common Stock at the date of award and become exercisable over four years after the date of award. Options generally expire at the earliest of five years after the date of the award, one year after optionee's death, disability or retirement, or at the time of the optionee's termination of employment.

(b) The amounts shown as potentially realizable values are based on arbitrarily assumed rates of stock price appreciations of five percent and ten percent over the full term of the options, as required by applicable SEC regulations. The actual value of the option grants is dependent on future performance of the Common Stock and overall market conditions. There is no assurance that the values reflected in this table will be achieved.

    The following table provides information concerning the value of unexercised options held by each of the named executive officers at the end of the 1999 fiscal year. None of these officers exercised any stock options during the fiscal year ended March 31, 1999.

                              FY-END OPTION VALUES

                                                     NUMBER OF SECURITIES                            VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED                          IN-THE-MONEY OPTIONS AT
                                                     OPTIONS AT FY-END (#)                                  FY-END ($)
                                              -------------------------------------               ----------------------------
NAME                                          EXERCISABLE             UNEXERCISABLE               EXERCISABLE    UNEXERCISABLE
----                                          -----------             -------------               -----------    -------------
John R. Huff                                      149,000                    76,000                   434,125          222,700
T. Jay Collins                                     57,000                    38,000                   163,312          111,350
Marvin J. Migura                                   18,000                    41,000                    72,850          163,725
Bruce L. Crager                                    17,400                    29,000                    34,412           82,825
George R. Haubenreich, Jr.                         24,000                    25,000                    44,225           81,725

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           Oceaneering's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). Each member of the Committee is a nonemployee director. The Committee is dedicated to the establishment of a strong, positive link between the development and attainment of strategic goals, which enhance shareholder values, and the compensation and benefit programs needed to achieve those results.

OVERALL EXECUTIVE COMPENSATION POLICY

    Oceaneering's policy is designed to facilitate its mission of increasing the net wealth of its shareholders by:

    o Attracting, rewarding and retaining highly qualified and productive individuals.

    o Setting compensation levels that are externally competitive and internally equitable.

    o Interrelating annual executive compensation with the results of individual performance, the individual's profit center performance and overall Oceaneering performance.

    o Motivating executives and key employees toward achieving long-term strategic results by aligning employee and shareholder interests through the increased value of Oceaneering's stock.

    There are three major components of Oceaneering's executive compensation program: Base Salary, Annual

Incentives and Long-Term Incentive Awards. The Committee considers all elements of compensation when determining individual components.

BASE SALARY

    The Committee believes a competitive salary is essential to support management development and career orientation of executives. The Committee reviews annually the salary of executive officers. In determining appropriate salary levels, the Committee considers level and scope of responsibility and accountability, experience, individual performance contributions, internal equity and market comparisons. No specific weightings are assigned to these criteria. However, the Committee manages base salaries for the executive group in a conservative fashion in order to place more emphasis on incentive compensation.

ANNUAL INCENTIVES

    The Committee administers an annual cash incentive bonus award plan to reward executive officers and other key employees of Oceaneering based upon individual performance and the achievement of specific financial and operational goals determined for the year. The award interrelates individual performance, an individual's profit center performance and Oceaneering's overall performance. For fiscal year 1999, the maximum annual bonus award established for executive officers was within a range of 30-100 percent of base salary.

LONG-TERM INCENTIVE AWARDS

    Long-term incentive awards under shareholder-approved Long-Term Incentive Plans are designed to create a mutuality of interest between executive officers (and other key employees) and shareholders through stock ownership and other incentive awards.

    To achieve these objectives, the Committee granted restricted Common Stock to executive officers and other key employees of Oceaneering in fiscal year 1997. Those awards are subject to earning requirements during the three-year performance period and subsequent vesting requirements. Up to one-third of the total grant may be earned each year, depending upon Oceaneering's cumulative Common Stock performance from June 28, 1996 as compared with a specified peer group's cumulative common stock performance from that date, with any amount earned subject to vesting in four equal installments over three years commencing one year after earning, conditional upon continued employment. If the performance of Oceaneering's Common Stock is less than 50% of the average of the performance of the common stock of the peer group, no shares of restricted stock are earned. If the performance of Oceaneering's Common Stock is 50% - 87.5% or greater than the average of the performance of the peer group, the amount of restricted stock earned will range from 16% to 100% of the maximum achievable for this period. At the time of each vesting, the participant receives a tax assistance payment, which must be reimbursed to Oceaneering if the vested Common Stock is sold within three years after the vesting date. At the end of fiscal year 1999, two-thirds of the total grant was earned, subject to vesting requirements.

    The Committee awards stock options to a broad group of executives and key employees. Stock option grants were made to all executive officers in fiscal year 1999.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    John R. Huff has been Chief Executive Officer of Oceaneering since August 1986 and Chairman of the Board since 1990. His compensation package has been designed to encourage the enhancement of shareholder value. Mr. Huff's compensation for fiscal year 1999 included the same components and methodology of salary and variable compensation as apply to other executive officers, with regard to his high level of accountability. A substantial portion of his compensation is at risk in the form of performance bonuses and stock awards. In fiscal year 1999, Mr. Huff's base annual salary was increased by 3.5% to $435,000 and he was awarded an annual bonus of $235,000. This bonus is commensurate with Oceaneering's financial performance during the year which generated a record high net income. These amounts reflect the Committee's assessment of Oceaneering's financial performance compared to other oilfield service companies during the relevant periods, Mr. Huff's leadership and significant personal contribution to Oceaneering's business, and compensation data of competitive companies.


                                                     Compensation Committee
                                                     Charles B. Evans, Chairman
                                                     Harris J. Pappas

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers, except for qualified performance-based compensation. Oceaneering had no nondeductible compensation expense for fiscal year 1999. Oceaneering plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with Oceaneering's compensation objectives.

PERFORMANCE GRAPH

    The following line graph compares Oceaneering's total shareholder return to the Standard & Poor's 500 Stock Index ("S&P 500") and with that of a peer group over a five-year period ending on March 31, 1999. The peer group companies at March 31, 1999 for this performance graph are Dresser Industries, Inc., Global Industries, Ltd., Halliburton Company, McDermott International, Inc., Nabors Industries, Inc., Offshore Logistics, Inc., J. Ray McDermott, Inc. which replaced Offshore Pipelines, Inc. after their merger, Stolt Comex Seaway S.A., and Tidewater, Inc. Hornbeck Offshore Services, Inc. was included in the peer group through March 1996 when it merged into Tidewater, Inc.

    It is assumed in the graphs that (i) $100 was invested in Oceaneering's Common Stock, the S&P 500 and the peer group on March 31, 1994, except that the investment was made in Offshore Pipelines, Inc. through January 1996, and thereafter in J. Ray McDermott, Inc., as a result of their merger, and in Hornbeck Offshore Services, Inc. through March 1996, when it merged with Tidewater, Inc., (ii) the peer group investment is weighted based on the market capitalization of each individual company within the peer group at the beginning of each period and (iii) any dividends are reinvested. Oceaneering has not declared any dividends during the period covered by the graph. The shareholder return shown is not necessarily indicative of future performance.

              COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN
               FOR OCEANEERING, S&P 500 AND A SELECTED PEER GROUP

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                               1994              1995              1996              1997              1998           1999
                           -----------------------------------------------------------------------------------------------
Oceaneering                  100.00             80.61            111.22            127.55            161.22         123.47
Peer Group                   100.00            123.35            176.61            222.08            322.72         228.71
S&P 500                      100.00            115.57            152.67            182.93            270.74         320.72

                       APPROVAL OF THE 1999 INCENTIVE PLAN
                                   PROPOSAL 2

    The Board of Directors recommends to Oceaneering's shareholders that they approve the proposal to adopt the 1999 Incentive Plan of Oceaneering International, Inc. (the "Incentive Plan"). A copy of the Incentive Plan is attached hereto as Appendix A and is incorporated herein by reference. The following summary is qualified by reference to the full text of the Incentive Plan.

INCENTIVE PLAN

    GENERAL. The objectives of the Incentive Plan, which was approved by Oceaneering's Board of Directors on June 18, 1999, are to attract and retain the services of key employees, qualified directors, consultants and other independent contractors, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of Oceaneering and its subsidiaries by making awards ("Awards") designed to provide such persons with a proprietary interest in the growth and performance of Oceaneering.

    Oceaneering has reserved 1,450,000 shares of Common Stock for use in connection with the Incentive Plan, no more than 900,000 of which may be available for Incentive Options and no more than 550,000 of which may be available for Awards other than Options or SARs. On July 8, 1999, the last reported sale price of the Common Stock on the NYSE was $16.94 per share. Shares subject to Awards that are forfeited or terminated, exchanged for Awards that do not involve Common Stock, expire unexercised or are settled in cash in lieu of Common Stock or otherwise such that the shares covered thereby are not issued, again become available for Awards. Approximately 43,700 shares of Common Stock are available for awards under Oceaneering's existing 1990 Nonemployee Director Stock Option Plan, 1990 Long-Term Incentive Plan and 1996 Incentive Plan on a combined basis.

    Persons eligible for Awards are, respectively, (i) key employees (including those individuals who have agreed to become employees of Oceaneering or its subsidiaries within the next six months and actually become an employee within such time) holding positions of responsibility with Oceaneering or any of its subsidiaries and whose performance can have a significant effect on the success of Oceaneering ("Employees"), (ii) nonemployee directors of Oceaneering and its subsidiaries ("Directors"), and (iii) independent contractors providing services to, or who will provide services to, Oceaneering or its subsidiaries ("Independent Contractors"). Employees, Directors, and Independent Contractors who are granted Awards are referred to below as Participants.

    The Compensation Committee of Oceaneering's Board of Directors (the "Committee") will administer the Incentive Plan. The Committee has the exclusive power to administer the Incentive Plan and take all actions specifically contemplated thereby or necessary or appropriate in connection with the administration thereof. The Committee also has the exclusive power to interpret the Incentive Plan and to adopt such rules, regulations and guidelines for carrying out its purposes as the Committee may deem necessary or proper in keeping with the objectives thereof. The Committee may, in its discretion, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any Award, waive any restriction or other provision of the Incentive Plan or in any Award or otherwise amend or modify any Award in any manner that is (i) not adverse to the Participant holding the Award, (ii) consented to by that Participant, or
(iii) authorized in connection with a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation. The Committee also may delegate to the Chief Executive Officer and other senior officers of Oceaneering its duties under the Incentive Plan. No termination date is specified for the Incentive Plan.

    EMPLOYEE AWARDS. Employee Awards may be in the form of (i) rights to purchase a specified number of shares of Common Stock at a specified price ("Options") which may be denominated in one or both of Common Stock or units denominated in Common Stock, (ii) rights to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified value of a number of shares of Common Stock on the rights exercise date over a specified strike price ("SARs"), (iii) restricted or unrestricted grants of Common Stock or units denominated in Common Stock ("Stock Awards"), (iv) grants denominated in cash ("Cash Awards") and (v) grants denominated in cash, Common Stock, units denominated in Common Stock or any other property which are made subject to the attainment of one or more performance goals ("Performance Awards"). The term of an Option shall not exceed five years from date of grant. Subject to the limitations described below, the Committee will determine the recipients of Employee Awards and the terms, conditions and limitations applicable to each Employee Award, which conditions may, but need not, include continuous service with Oceaneering, achievement of specific business objectives or goals, increases in specified indices or other comparable measures of performance. The Committee may grant Employee Awards (i) singly, (ii) in combination or tandem with other Employee Awards, (iii) in replacement of or as alternatives to prior Employee Awards or (iv) in combination or tandem with, in replacement of or as alternatives to rights under any other employee plan of Oceaneering or any acquired entity, but the Committee may not (x) grant, in exchange for an Option, a new Option having a lower exercise price, (y) provide for the automatic grant of a new Option upon the exercise of an Option or (z) reduce the exercise price of an Option. The exercise price of an Option may be paid with cash or, according to methods determined by the Committee, with Common Stock or any other Award the exerciser has owned for at least six months. Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, Oceaneering as a whole or one or more of Oceaneering's business units and may include any of the following: revenues, income from operations, net income, stock price, market share, earnings per share, return on equity, assets or invested capital, economic value added, market value added, decrease in costs or achievement of balance sheet, income statement or cash flow objectives.

    The Incentive Plan contains limitations respecting Employee Awards, including the following:

        (i) an Option may be either an incentive stock option ("ISO") (not to exceed ISOs covering a maximum of 900,000 shares of Common Stock under the Incentive Plan) that qualifies, or a nonqualified stock option ("NSO") that does not qualify, with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and must have an exercise price of not less than the fair market value of a Common Stock share on the date of grant;

        (ii) the Committee must establish the performance goal or goals for each Performance Award prior to the earlier to occur of (a) 90 days after the commencement of the performance measurement period for that Award and (b) the lapse of 25% of that period, and in any event while it is substantially uncertain whether the goal or goals will be met;

        (iii) no Employee may be granted, during any one-year period, (a) Options or SARs covering more than 300,000 shares of Common Stock or (b) Stock Awards covering or relating to more than 300,000 shares of Common Stock (the limitations referred to in this clause (iii) being the "Stock Based Awards Limitations"); and

        (iv) no Employee may be granted Cash Awards (including Performance Awards denominated in cash) having a value determined on the date of grant in excess of $3,000,000 in any one-year period.

    INDEPENDENT CONTRACTOR AWARDS. Independent Contractors may not be granted Incentive Options. Otherwise, the Committee may make any form of Award to Independent Contractors as could be made to Employees. The Employee Award limitations in subparagraphs (ii) through (iv) above shall be inapplicable to Independent Contractor Awards.

    DIRECTOR AWARDS. On or after the effective date of his or her first appointment or election to the Board of Directors, a Director shall automatically be granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on the first business day of the month next succeeding the date upon which the annual meeting of shareholders of Oceaneering is held in each year, each Director shall automatically be granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. Each Director Option shall have a term of 5 years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. No Director Option may be issued in exchange for the cancellation of a Director Option with a higher exercise price, nor may the exercise price of any Director Option be reduced. All Director Options shall become fully exercisable six months following the date of grant. All Director Options that have not previously become exercisable shall be forfeited if the Director resigns as a Director without the consent of a majority of the other

Directors. Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under the Plan.

    OTHER PROVISIONS. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump sum payment. Except as provided in the Employee Awards paragraph above, at the discretion of the Committee, an Employee or Independent Contractor may be offered an election to substitute an Award for another Award or Awards of the same or a different type.

    Oceaneering will have the right to deduct applicable taxes from any Award payment to an Employee and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the Incentive Plan an appropriate amount of cash or number of shares of Common Stock, or combination thereof, for the payment of taxes. The Committee may also (i) permit withholding to be satisfied by the transfer to Oceaneering of shares of Common Stock previously owned by the holder of the Award for which withholding is required, or (ii) provide for loans, on either a short-term or demand basis, from Oceaneering to an Employee or Independent Contractor to permit the payment of taxes required by law.

    The Board of Directors may amend, modify, suspend or terminate the Incentive Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment that would impair the rights of any holder of an Award with respect to that Award may be made without the consent of that holder and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of Oceaneering to the extent such approval is otherwise required by applicable legal requirements.

    If any subdivision or consolidation of outstanding shares of Common Stock, declaration of a stock dividend payable in shares of Common Stock or other stock split occurs, the Board will make appropriate adjustments to (i) the number of shares of Common Stock reserved under the Incentive Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate fair market value and other price determinations for Awards, (v) the Stock Based Awards Limitations, and (vi) the number of shares of Common Stock to be covered by Director Options automatically granted under the Incentive Plan in order to reflect such transactions. Furthermore, in the event of any other recapitalization or capital reorganization of Oceaneering, any consolidation or merger of Oceaneering with another corporation or entity, the adoption by Oceaneering of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or stock dividends), Oceaneering Board will make appropriate adjustments to the amounts or other items referred to in clauses (ii), (iii), (iv), (v), and (vi) above to give effect to such transactions, but only to the extent necessary to maintain the proportionate interest of the holders of the Awards and to preserve, without exceeding, the value thereof.

    In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

    TAX IMPLICATIONS OF AWARDS. The following is a summary of the United States federal income tax consequences to Employees and Oceaneering as a result of the grant and exercise of Awards under the Incentive Plan. The tax consequences to Participants who are Independent Contractors or Directors are the same as the tax consequences described for Employees, except that no ISOs are granted to those Participants and no withholding applies to those Participants. This summary is based on statutory provisions, Treasury regulations thereunder, judicial decisions, and IRS rulings in effect on the date hereof and does not address the consequences of the Incentive Plan under any other tax laws.

           No grant of any Option or SAR will constitute realized taxable income to the Employee. Each exerciser of an SAR or NSO will (i) recognize ordinary income (subject to withholding by Oceaneering) in an amount equal to the excess of (a) the amount of cash and the fair market value of the Common Stock received over (b) the exercise price (if any) paid therefor and (ii) generally will have a tax basis in any shares of Common Stock received pursuant to the exercise of an SAR or the cash exercise of an NSO which equals the fair market value of those shares on the date of exercise. Subject to the discussion under "-- Certain Tax Code Limitations on Deductibility" below, Oceaneering (or a subsidiary) generally will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the exerciser of an SAR or NSO.

    An Employee will not have taxable income as a result of exercising an ISO, but the excess of the fair market value of the shares of Common Stock received upon exercise of the ISO ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Employee, which may cause the Employee to incur alternative minimum tax ("AMT"). The payment of any AMT by an Employee attributable to his exercise of an ISO would be allowed as a credit against his regular tax liability in a later year, to the extent his regular tax liability is in excess of his AMT for that year.

    On the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the Employee generally will recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the Employee for the ISO Stock. If an Employee disposes of ISO Stock he has not held for the requisite holding period (a "disqualifying disposition"), he will (i) recognize ordinary income to the extent that the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm's-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the Employee for such ISO Stock and (ii) recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm's-length disposition to an unrelated party), such excess generally would constitute a capital loss.

    Oceaneering generally will not be entitled to any federal income tax deduction on the grant or exercise of an ISO, unless the Employee makes a disqualifying disposition of the underlying ISO Stock, in which event, Oceaneering will then, subject to the discussion below under "-- Certain Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the Employee.

    Under current rulings, if a holder of an Option uses shares of Common Stock he already owns (other than ISO Stock that has not been held for the requisite holding period) to pay all or any part of the exercise price of that Option, (i) he will recognize income respecting the Common Stock received in the manner described above, (ii) no additional gain will be recognized as a result of the transfer of shares used as payment and (iii) shares so received, up to the number of shares so used, will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the shares of Common Stock surrendered in satisfaction of that exercise price. Any additional shares of Common Stock received on exercise will have a tax basis that equals the amount of cash (if any) paid by the exerciser.

    An Employee will recognize ordinary income upon receipt of cash pursuant to a Cash Award or Performance Award or, if earlier, at the time such cash is otherwise made available for the Employee to draw upon it. An Employee will not have taxable income upon the grant of a Stock Award in the form of units denominated in Common Stock ("Stock Unit Award"), but rather will generally recognize ordinary income at the time the Employee receives Common Stock or cash in satisfaction of such Stock Unit Award in an amount equal to the fair market value of the Common Stock or cash received. In general, an Employee will recognize ordinary income as a result of the receipt of Common Stock pursuant to a Stock Award or Performance Award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the Employee will recognize ordinary income in an amount equal to the fair market value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the Employee makes an election to be taxed on the fair market value of the Common Stock when such stock is received.

    An Employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the Employee recognizes income under the rules described above with respect to Common Stock or cash received pursuant to a Cash Award, Performance Award, Stock Award or Stock Unit Award. Dividends that are received by an Employee prior to the time that the Common Stock is taxed to the Employee under the rules described in the preceding paragraph are taxed as additional ordinary income, not as dividend income. The tax basis of an Employee in the Common Stock received will equal the amount recognized by the Employee as income under the rules described in the preceding paragraph, and the Employee's holding period in such shares will commence on the date income is so recognized.

    CERTAIN TAX CODE LIMITATIONS ON DEDUCTIBILITY. In order for the amounts described above to be deductible by Oceaneering (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of Oceaneering (or a subsidiary) to obtain a deduction for future payments under the Incentive Plan could also be limited by Section 280G of the Code, which prevents the deductibility of certain excess parachute payments made in connection with a change in control of an employer. The ability of Oceaneering (or a subsidiary) to obtain a deduction for amounts paid under the Incentive Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees of Oceaneering to $1 million with respect to any such employee during any taxable year of Oceaneering. However, certain exceptions apply to this limitation in the case of performance-based compensation. It is intended that the description of the Incentive Plan contained herein will satisfy certain of the requirements for the performance-based exception and that Oceaneering will be able to comply with the requirements of the Code and the Treasury Regulation Section 1.162-27 with respect to the grant and payment of certain performance-based awards (including certain options and SARs) under the Incentive Plan so as to be eligible for the performance-based exception. However, it may not be possible in all cases to satisfy all of the requirements for the exception and Oceaneering may, in its sole discretion, determine that in one or more cases it is in its best interests to not satisfy all of the requirements for the performance-based exception.

    Approval of the Incentive Plan requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on such matter.

THE BOARD OF DIRECTORS URGES THE SHAREHOLDERS TO VOTE FOR ADOPTING THE INCENTIVE PLAN.


                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                   PROPOSAL 3

    Subject to ratification by the shareholders, the Board of Directors has appointed Arthur Andersen LLP, independent certified public accountants, as independent auditors of Oceaneering for the fiscal year ending March 31, 2000, pursuant to the recommendation of the Audit Committee of the Board. Arthur Andersen LLP has served as Oceaneering's independent auditors for 28 years. Representatives of Arthur Andersen LLP will be present at the meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any shareholders.

    In accordance with Oceaneering's Bylaws, the approval of the proposal to ratify the appointment of Arthur Andersen LLP as independent auditors of Oceaneering for the fiscal year ending March 31, 2000 requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting. Accordingly, abstentions and broker "non-votes" marked on proxy cards will count as votes "against" this proposal.

    The persons named in the accompanying proxy intend to vote such proxy in favor of the ratification of the appointment of Arthur Andersen LLP as independent auditors of Oceaneering for the fiscal year ending March 31, 2000, unless a contrary choice is set forth thereon or unless an abstention or broker "non-vote" is indicated thereon.

    THE BOARD OF DIRECTORS URGES THE SHAREHOLDERS TO VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF OCEANEERING FOR THE FISCAL YEAR ENDING MARCH 31, 2000.

                              SHAREHOLDER PROPOSALS

    In order to be included in the Proxy Statement for the 2000 Annual Meeting of Shareholders of Oceaneering, Shareholder proposals must be received at Oceaneering's principal executive offices, 11911 FM 529, Houston, Texas 77041-3011, addressed to the Corporate Secretary, no later than March 17, 2000. Otherwise, in order to be considered at the 2000 Annual Meeting, Shareholder proposals must be received no later than 120 days prior to the meeting.

                          TRANSACTION OF OTHER BUSINESS

    Should any other matter requiring the vote of shareholders arise at the meeting, it is intended that proxies will be voted in respect thereto in accordance with the judgment of the person or persons voting the proxies.

    Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting of Shareholders, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage-paid return envelope or vote by telephone or over the Internet by following the instructions included in this package. Please act promptly to ensure that you will be represented at this important meeting.

    OCEANEERING WILL PROVIDE WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED HEREBY A COPY OF OCEANEERING'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OCEANEERING'S FISCAL YEAR ENDED MARCH 31, 1999. WRITTEN REQUESTS SHOULD BE MAILED TO GEORGE R. HAUBENREICH, JR., SECRETARY, OCEANEERING INTERNATIONAL, INC., P. O. BOX 40494, HOUSTON, TEXAS 77240-0494.

                       By Order of the Board of Directors,




                       /s/GEORGE R. HAUBENREICH, JR.

                       George R. Haubenreich, Jr.
                       Senior Vice President, General Counsel
                              and Secretary

July 15, 1999

                                                                      APPENDIX A

                               1999 INCENTIVE PLAN

                                       OF

                         OCEANEERING INTERNATIONAL, INC.

    1. PLAN. This 1999 Incentive Plan of Oceaneering International, Inc. (the "Plan") was adopted by Oceaneering International, Inc. (the "Company") to reward certain corporate officers and key employees of the Company and certain independent consultants by enabling them to acquire shares of common stock of the Company.

    2. OBJECTIVES. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries, to attract and retain qualified directors of the Company, to attract and retain consultants and other independent contractors, to encourage the sense of proprietorship of such employees, directors and independent contractors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

    3. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

    "Annual Director Award Date" means the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

    "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

    "Award" means an Employee Award, a Director Award or an Independent Contractor Award.

    "Award Agreement" means any Employee Award Agreement, Director Award Agreement or Independent Contractor Award Agreement.

    "Board" means the Board of Directors of the Company.

    "Cash Award" means an award denominated in cash.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

    "Common Stock" means the Common Stock, par value $0.25 per share, of the Company.

    "Company" means Oceaneering International, Inc., a Delaware corporation.

    "Director" means an individual serving as a member of the Board.

    "Director Award" means the grant of a Director Option.

    "Director Award Agreement" means a written agreement between the Company and a Participant who is a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

    "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

    "Employee" means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.

    "Employee Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

    "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

    "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

    "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

    "Independent Contractor" means a person providing services to the Company or any of its Subsidiaries except an Employee or Nonemployee Director.

    "Independent Contractor Award" means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Independent Contractor pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

    "Independent Contractor Award Agreement" means a written agreement between the Company and a Participant who is an Independent Contractor setting forth the terms, conditions and limitations applicable to an Independent Contractor Award.

    "Nonemployee Director" has the meaning set forth in paragraph 4(b) hereof.

    "Nonqualified Stock Option" means an Option that is not an Incentive Option.

    "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

    "Participant" means an Employee, Director or Independent Contractor to whom an Award has been made under this Plan.

    "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee or Independent Contractor, which Award is subject to the attainment of one or more Performance Goals.

    "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

    "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

    "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

    "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

    "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

    "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

    4. ELIGIBILITY.

        (a) EMPLOYEES. Key Employees eligible for Employee Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries, including those individuals who are expected to become employees within six months.

        (b) DIRECTORS. Directors eligible for Director Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries ("Nonemployee Directors").

        (c) INDEPENDENT CONTRACTORS. Independent Contractors eligible for Independent Contractor Awards under this Plan are those Independent Contractors providing services to, or who will provide services to, the Company or any of its Subsidiaries.

    5. COMMON STOCK AVAILABLE FOR AWARDS. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 1,450,000 shares of Common Stock. No more than 900,000 shares of Common Stock shall be available for Incentive Options. No more than 550,000 shares of Common Stock shall be available under this Plan for Awards other than Options or SARs. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

    6. ADMINISTRATION.

        (a) This Plan shall be administered by the Committee. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 15(c). The Committee may make an Award to an individual who it expects to become an employee of the Company or any of its Subsidiaries within the next six months, with such Award being subject to the individual's actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

        (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

    7. DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

    8. EMPLOYEE AND INDEPENDENT CONTRACTOR AWARDS.

        (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 15, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

            (i) STOCK OPTION. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed 5 years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

            (ii) STOCK APPRECIATION RIGHT. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

            (iii) STOCK AWARD. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

            (iv) CASH AWARD. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

            (v) PERFORMANCE AWARD. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: revenues, income from operations, net income, stock price, market share, earnings per share, return on equity, assets or invested capital, economic value added, market value added, decrease in costs or achievement of balance sheet, income statement or cash flow objectives. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation ss. 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

        (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

            (i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 300,000 shares of Common Stock;

            (ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 300,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

            (iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $3,000,000.

        (c) The Committee shall have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and may make any such Awards as could be made to an Employee, other than Incentive Options; provided that the limitations described in paragraph 8(b) shall be inapplicable to Independent Contractor Awards.

    9. DIRECTOR AWARDS. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

    On or after the effective date of his or her first appointment or election to the Board f Directors, a Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date, each Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. Each Director Option shall have a term of 5 years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. No Director Option may be issued in exchange for the cancellation of a Director Option with a higher exercise price, nor may the exercise price of any Director Option be reduced. All Director Options shall become fully exercisable 6 months following the date of grant. All Director Options that have not previously become exercisable shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

    Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company.

    10. AWARD PAYMENT; DIVIDENDS; SUBSTITUTION.

        (a) GENERAL. Payment of Employee Awards or Independent Contractor Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award or Independent Contractor Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

        (b) DEFERRAL. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

        (c) DIVIDENDS AND INTEREST. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award or Independent Contractor Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards or Independent Contractor Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

        (d) SUBSTITUTION OF AWARDS. At the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute an Employee Award or Independent Contractor Award for another Employee Award or Independent Contractor Award or Employee Awards or Independent Contractor Awards of the same or different type.

    11. STOCK OPTION EXERCISE. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees or Independent Contractors to tender Common Stock or other Employee Awards or Independent Contractor Awards; provided that any Common Stock that is or was the subject of an Employee Award or Independent Contractor Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award or Independent Contractor Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

    12. TAXES. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee or Independent Contractor to permit the payment of taxes required by law.

    13. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements.

    14. ASSIGNABILITY. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

    15. ADJUSTMENTS.

        (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

        (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9(a) hereof and (vi) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9(a) hereof and (v) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

        (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion,
    (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

    16. RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

    17. UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the

Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

    18. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

    19. EFFECTIVENESS. This Plan shall be effective as of June 18, 1999 (the "Effective Date"), the date on which it was approved by the Board of Directors of the Company. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company Stockholders held on or before December 31, 1999. If the Stockholders of the Company should fail to so approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

                        OCEANEERING INTERNATIONAL, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS

          John R. Huff and George R. Haubenreich, Jr., and each of them, with
P full power of substitution, are hereby appointed proxies to vote the stock of the undersigned in Oceaneering International, Inc., held of record by
R the undersigned on July 8, 1999, at the Annual Meeting of Shareholders on August 20, 1999, to be held at the Baker & Botts, L.L.P. Conference Room,
O One Shell Plaza-Mall Level, 910 Louisiana, Houston, Texas 77002, and at any adjournment thereof.
X
         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE
Y BOXES ON THE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

    PLEASE MARK YOUR
[X] VOTES AS IN THIS                                                        1616
    EXAMPLE.

          This Proxy when properly executed will be voted as directed. If no direction is made, this Proxy will be voted FOR the election of the director nominee and FOR Proposals 2 and 3. Each of the proposals has been proposed by the Board of Directors of Oceaneering International, Inc. ("Oceaneering").

          Management of Oceaneering recommends that you vote FOR authority on Proposal 1 and FOR the Board's Proposals 2 and 3.

1. Election of Director   FOR [ ]   WITHHELD  [ ] NOMINEE: 01. D. Michael Hughes

                                                 FOR    AGAINST   ABSTAIN
2.  Adopt Oceaneering's 1999 Incentive Plan.     [ ]      [ ]       [ ]

3.  Ratify the appointment of Arthur Andersen    [ ]      [ ]       [ ]
    LLP as independent auditors for Oceaneering for the fiscal year ending March 31, 2000.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

    Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          ______________________________________

                                          ______________________________________
                                          SIGNATURE(S)                    DATE
                            _ Fold and Detach Here _

                        OCEANEERING INTERNATIONAL, INC.
                    Now Offers Telephone or Internet Voting
                         24 hours a day, 7 days a week

Voting by telephone or Internet eliminates the need to return this proxy card. Your vote authorizes the proxies named on the reverse of this card to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Before voting, read the proxy statement and voting instruction form. Follow the steps listed. Your vote will be immediately confirmed and posted. Thank you for voting!

TO VOTE BY TELEPHONE

1.  On a touch-tone telephone call toll free 1-877-PRX-VOTE
    (Outside the US and Canada call 1-201-536-8073).

2.  Enter the control number from the box above, just below the perforation.

3.  Enter the last four digits from your U.S. taxpayer identification number.

4.  You then have two options:
    Option 1 To vote as the Board of Directors recommends on all items Option 2 To vote on each proposal separately.

TO VOTE BY INTERNET

1.  Log on to the Internet and type http://www.eproxyvote.com/oii

2.  Enter the control number from the box above, just below the perforation.

3.  Follow the instructions.

IF YOU CHOOSE TO VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK YOUR PROXY
CARD.